SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (this “Amendment”) is made and entered into this 25th day of February, 2008, by and between RAM ENERGY RESOURCES, INC., a Delaware corporation (the “Company”), and LARRY E. LEE, an individual (the “Executive”).

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of May 8, 2006 (as amended by that certain First Amendment to Employment Agreement dated as of October 18, 2006, the “Agreement”); and

WHEREAS, the Board of Directors of the Company and the Executive have agreed that the Agreement should be amended in the manner set out in this Amendment; and

WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement.

NOW, THEREFORE, it is hereby agreed that the Agreement should be and is hereby amended as follows:

1.       Section 1 of the Agreement is deleted in its entirety and the following Section 1 substituted therefor:

“1.        Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on April 30, 2010 (the “Employment Period”).”

2.         Paragraph (b)(i) of Section 2 of the Agreement is deleted in its entirety and the following Paragraph (b)(i) of Section 2 is substituted therefor:

“(i)        Base Salary. Effective February 1, 2008 and continuing thereafter during the Employment Period, the Executive shall receive an annual base salary (“Base Salary”) at least equal to $500,000. Such Base Salary shall be payable monthly in cash. Base Salary shall be computed prior to any reductions for (i) any deferrals of compensation made pursuant to Sections 125 or 401(k) of the Code or pursuant to any other program or arrangement provided by the Company and (ii) any withholding, income or employment taxes. During the Employment Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be determined by the Board. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Base Salary shall not be reduced after any such increase.”

3.	In all other respects, the Agreement remains unchanged and in full force and effect.

EXECUTED this 25th day of February, 2008.

“COMPANY”

RAM ENERGY RESOURCES, INC., a Delaware corporation

By  /s/ Sabrina Gicaletto

Sabrina Gicaletto, Vice President

“EXECUTIVE”

/s/  Larry E. Lee

Larry E. Lee

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